Exhibit 10.1
STANDBY EQUITY DISTRIBUTION AGREEMENT
     THIS AGREEMENT dated as of November 10, 2010 (this “Agreement”) between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and BANCTRUST FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Alabama (the “Company”).
     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor for resale to the public, from time to time as provided herein, and the Investor will purchase from the Company up to $15,000,000 of the Company’s common stock, par value $.01 per share (the “Common Stock”); and
     WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder have been registered by the Company on a registration statement on Form S-3 (File No. 333-153871) filed with the United States Securities and Exchange Commission (the “SEC”), which has been declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto intending to be legally bound, agree as follows:
Article I. Certain Definitions
Section 1.01 “Accredited Investor” shall have the meaning set forth in Section 3.07.
Section 1.02 “Additional Shares” shall have the meaning set forth in Section 2.01(e).
Section 1.03 “Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.
Section 1.04 “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.
Section 1.05 “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(a)) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.
Section 1.06 “Advance Settlement Date” shall mean the 3rd Trading Day after the relevant Pricing Period, or such earlier day as may be available for settlement.
Section 1.07 “Articles of Incorporation” shall have the meaning set forth in Section 4.06.
Section 1.08 “Base Prospectus” shall mean the Company’s prospectus included in the Registration Statement.

Section 1.09 “BHC Act” shall mean the Bank Holding Company Act of 1956, as amended.
Section 1.10 “By-laws” shall have the meaning set forth in Section 4.06.
Section 1.11 “CIBC Act” shall mean the Change in Bank Control Act of 1978, as amended.
Section 1.12 “Commitment Amount” shall mean the aggregate amount of up to $15,000,000, which the Investor has agreed to provide to the Company in order to purchase the Company’s Common Stock pursuant to the terms and conditions of this Agreement; provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under this Agreement would exceed 19.9% of the outstanding shares of Common Stock as of the date of this Agreement) except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for the Common Stock for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor.
Section 1.13 “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.02.
Section 1.14 “Common Stock” shall have the meaning set forth in the recitals of this Agreement.
Section 1.15 “Company Financial Advisor” shall mean Burke Capital Group, a division of Morgan Keegan & Co., Inc.
Section 1.16 “Company Minimum Price” shall mean a minimum acceptable price indicated by the Company in connection with an Advance.
Section 1.17 “Company Periodic Report Date” shall have the meaning set forth in Section 6.11.
Section 1.18 “Condition Satisfaction Date” shall have the meaning set forth in Article VII.
Section 1.19 “Consolidation Event” shall have the meaning set forth in Section 6.06.
Section 1.20 “Effective Date” shall mean the date hereof.
Section 1.21 “Environmental Laws” shall have the meaning set forth in Section 4.11.
Section 1.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Section 1.23 “Excluded Day” shall have the meaning set forth in Section 2.01(e).
Section 1.24 “Initial Disclosure” shall have the meaning set forth in Section 6.13.

Section 1.25 “Market Price” shall mean the lowest daily VWAP of the Common Stock during the relevant Pricing Period which is greater than the Minimum Market Price.
Section 1.26 “Material Adverse Effect” shall mean any condition, circumstance, or situation that has resulted in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.
Section 1.27 “Maximum Advance Amount” shall be $250,000, or such other amount as may be agreed upon by the mutual consent of the parties.
Section 1.28 “Minimum Acceptable Price” shall mean, for each Advance, (i) the Company Minimum Price or (ii) if issuing Shares for a Purchase Price less than the TARP Minimum Price would cause an adjustment to the exercise price for the TARP Warrants, the greater of the Company Minimum Price and the TARP Minimum Price for such Advance.
Section 1.29 “Minimum Market Price” shall mean the product obtained by multiplying the Minimum Acceptable Price by 1.042.
Section 1.30 “Net Advance Amount” shall mean the amount of an Advance (in each case as reduced, if necessary, pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e) and as increased, if necessary, by the purchase price paid for any Additional Shares).
Section 1.31 “Ownership Limitation” shall have the meaning set forth in Section 2.01(a).
Section 1.32 “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
Section 1.33 “Preferred Stock” shall have the meaning set forth in Section 4.06.
Section 1.34 “Pricing Period” shall mean the 5 consecutive Trading Days after the Advance Notice Date.
Section 1.35 “Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
Section 1.36 “Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement.
Section 1.37 “Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, the Prospectus Supplement required pursuant to Section 6.04 hereof.

Section 1.38 “Purchase Price” shall be set at 96% of the Market Price during the Pricing Period.
Section 1.39 “Registration Limitation” shall have the meaning set forth in Section 2.01(a).
Section 1.40 “Registration Statement” shall mean the Company’s shelf registration statement filed by the Company with the SEC under the Securities Act on Form S-3 (Registration Number 333-153871), with respect to Common Stock, Preferred Stock, rights and warrants to be offered and sold by the Company, as such Registration Statement may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act and any additional or successor shelf registration statement filed by the Company with the SEC under the Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the sale of Shares to the Investor.
Section 1.41 “Registration Statement Amendment Date” shall have the meaning set forth in Section 6.11.
Section 1.42 “Renewal Deadline” shall have the meaning set forth in Section 6.01.
Section 1.43 “SEC” shall have the meaning set forth in the recitals of this Agreement.
Section 1.44 “SEC Documents” shall have the meaning set forth in Section 4.03.
Section 1.45 “SEC Filings” shall have the meaning set forth in the first paragraph of Article IV.
Section 1.46 “Securities Act” shall have the meaning set forth in the recitals of this Agreement.
Section 1.47 “Settlement Document” shall have the meaning set forth in Section 2.02(a).
Section 1.48 “Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances.
Section 1.49 “TARP Minimum Price” shall mean 90% of the last reported sale price regular way as reported by Bloomberg L.P. on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. New York City time on the last Trading Day of the applicable Pricing Period.
Section 1.50 “TARP Warrants” shall mean the warrant to purchase up to 730,994 shares of Common Stock issued to the United States Department of The Treasury under the Troubled Asset Relief Program Capital Purchase Program on December 19, 2008.
Section 1.51 “Trading Day” shall mean any day during which the Principal Market shall be open for business.
Section 1.52 “VWAP” shall mean, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P.

(based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).
Article II. Advances
Section 2.01 Advances; Mechanics. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein, the Company, at its sole and exclusive option, may, from time to time, issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:
(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of all Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 4.9% of the Company’s then outstanding Common Stock (the “Ownership Limitation”) and (iv) in no event shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares, as the case may be, available for issuance under the Registration Statement (the “Registration Limitation”). The Company acknowledges that the Investor may sell shares of the Company’s Common Stock corresponding with a particular Advance Notice after the Advance Notice is received by the Investor, provided such sale complies with all applicable laws.

(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A or such other instructions that the Investor may provide to the Company. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day. The Company acknowledges and agrees that the Investor shall be entitled to treat any email it receives purporting to be an Advance Notice from officers whose email addresses are identified by the Company as a duly executed and authorized Advance Notice from the Company. The Investor shall promptly confirm the receipt of any Advance Notice delivered via email after such email is opened by replying to the sender of such email. Any Advance Notice delivered by email shall be deemed received by the Investor only after the Investor has sent such reply confirming receipt.

(c)	Ownership Limitation. In connection with each Advance Notice delivered by the Company, any portion of an Advance that would cause the Investor to exceed the Ownership Limitation shall automatically be withdrawn.

(d)	Registration Limitation. In connection with each Advance Notice, any portion of an Advance that would cause the aggregate offering price to exceed the Registration Limitation shall automatically be deemed to be withdrawn by the Company with no further action required by the Company. At the Company’s request from time to time, the Investor shall report to the Company the total amount of Shares offered and sold pursuant to this Agreement and the portion of the total Commitment Amount remaining.

(e)	Minimum Market Price Adjustment. The amount of the Advance set forth in an Advance Notice shall automatically be reduced by 20% for each Trading Day during the Pricing Period that the VWAP of the Common Stock is below the Minimum Market Price (each such day, an “Excluded Day”). The number of shares of Common Stock to be delivered to the Investor at the Closing (in accordance with Section 2.02 of this Agreement) shall correspond with the Advance Notice amount as reduced pursuant to this Section 2.01(e), except that the Investor may elect to purchase and the Company shall be obligated to sell up to that number of shares of Common Stock equal to the amount of such reduction divided by the Minimum Acceptable Price corresponding to such Advance Notice (the “Additional Shares”) at a price equal to the Minimum Acceptable Price corresponding to such Advance. For the avoidance of doubt, this exception shall not affect the calculation of the Purchase Price for the Trading Days in the Pricing Period that are not Excluded Days.
Section 2.02 Closings. The closing of each Advance with respect to each Pricing Period shall take place on each Advance Settlement Date in accordance with the following procedures:
(a)	By 10:30 am on the Trading Day immediately following each Pricing Period the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth (i) the amount of the Advance (taking into account any adjustments pursuant to Section 2.01(c) Section 2.01(d), or Section 2.01(e)), (ii) the Net Advance Amount, (iii) the Minimum Acceptable Price (if any) for the Advance, (iv) the number of Excluded Days (if any) taken into account in determining the Pricing Period, (v) the Purchase Price, (vi) the Market Price (as supported by a report by Bloomberg L.P. indicating the VWAP for each of the Trading Days during the Pricing Period), (vii) the number of Additional Shares, if any, to be purchased, (viii) the amount payable to the Company, in each case taking into account the terms and conditions of this Agreement, and (ix) the number of shares of Common Stock beneficially owned by the Investor as of the date of such Settlement Document. The Settlement Document shall be substantially in the form attached hereto as Exhibit B and shall be delivered in accordance with the instructions set forth on the top of Exhibit B or such other instructions that the Company may provide to the Investor.

(b)	Upon receipt of the Settlement Document with respect to each Advance, the Company shall, by signing the Settlement Document and returning it to the Investor, confirm that it has obtained all permits and qualifications, if any, required for the issuance and transfer of the shares of Common Stock applicable to such Advance, or shall have the availability of exemptions therefrom and that the sale and issuance of such shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(c)	On each Advance Settlement Date the Company will, or will cause its transfer agent to, electronically transfer such number of shares of Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice (as may be reduced according to the terms of this Agreement), divided by the Purchase Price and (y) the Additional Shares, if any, by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases shall be freely tradable, registered shares in good deliverable form) against payment by the Investor of the Net Advance Amount in same day funds to an account designated by the Company. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing shares of Common Stock delivered pursuant hereto shall be free of restrictive legends.
Section 2.03 Hardship. If the Company defaults in its obligations to deliver the Shares (which in all cases shall be delivered as registered shares in good deliverable form) on the Advance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.
Article III. Representations and Warranties of Investor
     Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and will remain true and correct throughout the Commitment Period:
Section 3.01 Organization and Authorization. The Investor is duly incorporated or organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase, hold and sell the Shares as provided herein. Each of the decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby has been duly authorized by all necessary partnership action by the Investor and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.
Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.
Section 3.03 No Legal or Other Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
Section 3.04 Not an Affiliate. The Investor is not and under no circumstance will the Investor take any action hereunder or otherwise that would make the Investor or any of its affiliates or representatives an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).
Section 3.05 Short Position. None of the Investor nor any partner, affiliate, or subsidiary of the Investor has or will have an open short position in the Common Stock of the Company during the term of this Agreement.
Section 3.06 Investment Purpose. The securities are being purchased by the Investor for investment purposes, for its own account only and not on behalf of any other person. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable federal and state securities and banking laws. No other Person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available. The Investor intends to immediately resell, in the market, the securities it purchases hereunder, without any intent or efforts to accumulate such securities. The Investor will not attempt, individually or together with any other person or group, to directly or indirectly exercise control of the Company or elect directors of the Company or its bank subsidiaries, or to directly or indirectly exercise a controlling influence over the management or policies of the Company or any of its bank subsidiaries. The Investor is not seeking to accumulate securities for its own account or for the account of any other person.
Section 3.07 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.
Section 3.08 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.
Section 3.09 Trading Activities. The Investor agrees that it shall not, and that it will cause its partners, affiliates and subsidiaries not to, engage in any short sales of the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be purchased by the Investor pursuant to an Advance Notice prior to taking possession of such Shares, provided further that such sale complies with all applicable laws. As of the date of this Agreement, the Investor and its partners, affiliates, subsidiaries and employees do not beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act) any shares of Common Stock. During the term of this Agreement, none of the Investor nor its partners, affiliates, subsidiaries or employees will purchase or hold any shares of Common Stock other than as contemplated hereby.
Section 3.10 Standstill Agreement. The Investor agrees that during the term of this Agreement and for a period of one year from the expiration of the Commitment Period, it will not, provided the Company has delivered to the Investor all Shares relating to any prior Advance and has not defaulted on any other obligations it has to the Investor and unless (x) specifically consented to in advance in writing by the Board of Directors of the Company or (y) required in order to fulfill its obligations to purchase and sell the Shares as set forth in Article II of this Agreement, directly or indirectly, in any manner:
(a)	make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules promulgated pursuant to Section 14 of the Exchange Act), whether subject to or exempt from the proxy rules, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any equity securities of the Company, or seek, directly or indirectly and whether individually or with any other person or group, to influence the management or policies of the Company;

(b)	form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company;

(c)	acquire, offer to acquire or agree to acquire, alone or in concert or otherwise with others, by purchase, exchange or otherwise, (i) any of the assets, tangible and intangible, of the Company or any of its subsidiaries or (ii) direct or indirect rights, warrants or options to acquire any assets or securities of the Company or any of its subsidiaries;

(d)	otherwise act, alone or in concert or otherwise with others, to seek to propose to the Company, any of its subsidiaries or any of their respective shareholders any merger, business combination, restructuring, recapitalization or other transaction involving the

Company or any of its subsidiaries or otherwise seek, alone or in concert or otherwise with others, to control, change or influence the management, the Board of Directors of the Company or the policies of the Company or any of its subsidiaries or nominate any person as a director, or propose any matter to be voted upon by the shareholders of the Company or any of its subsidiaries; or

(e)	purchase or hold, or exercise any rights with respect to, any securities of the Company or any of its subsidiaries, either alone or in concert or otherwise with any other person or any group; and

(f)	publicly announce an intention to do, or enter into any arrangement, understanding or agreement with others to do, any of the actions restricted or prohibited under this Section 3.10.
Article IV. Representations and Warranties of the Company
     Except as stated below, on the disclosure schedules delivered herewith or in the SEC Documents (as defined herein), the Registration Statement and the Prospectus (the “SEC Filings”), the Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:
Section 4.01 Registration Statement and Prospectus.
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act for the offering of the Shares, including but not limited to the transactions requirements for an offering made by the issuer set forth in Instruction I.B.6 to Form S-3.
     (b) The Registration Statement, including the Base Prospectus contained therein, was prepared by the Company in conformity with the requirements of the Securities Act and all applicable U.S. federal securities laws rules and regulations. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use its commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the SEC. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein.
     (c) The Company has not distributed and, prior to the completion of the distribution of the Shares, shall not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or such other materials, if any, permitted by the Securities Act.

Section 4.02 No Misstatement or Omission. Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and at the Advance Settlement Date conformed or will conform in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and at the Advance Settlement Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by the Investor expressly stating that such information is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.
Section 4.03 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
Section 4.04 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the state of Alabama and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
Section 4.05 Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor, any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and except to the extent that rights to indemnification and contribution may be limited or held unenforceable under applicable federal or state laws or public policy underlying such laws.
Section 4.06 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 500,000 shares of preferred stock, no par value per share (“Preferred Stock”), of which 17,684,812 shares of Common Stock and 50,000 shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the Nasdaq Global Select Market under the trading symbol “BTFG”. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than the Registration Statement, registration statements on Form S-8 and the registration statement on Form S-1 (Registration No. 333-128183) filed by the Company with the SEC, and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.07 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of Preferred Stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement, as required under the Securities Act and any applicable state securities laws and as required by the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained prior to the date hereof. The Company is unaware of any fact or circumstance which, in its reasonable judgment, might give rise to any of the foregoing.
Section 4.08 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Articles of Incorporation, By-laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.
Section 4.09 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade names, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company is unaware of any facts or circumstances which, in its reasonable judgment, might give rise to any of the foregoing.
Section 4.10 Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, in each case as would have a Material Adverse Effect.
Section 4.11 Environmental Laws. Except as would not have a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.
Section 4.12 Title. The Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
Section 4.13 Insurance. The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly situated companies in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 4.16 No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.17 Absence of Litigation. Other than periodic examinations and inquiries of the Company and its banking subsidiary by federal and state banking regulators, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.
Section 4.18 Tax Status. Subject to valid extensions, the Company and each of its subsidiaries has made or filed all material federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
Section 4.19 Certain Transactions. None of the officers or directors of the Company is currently a party to any transaction with the Company (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner that are required to be described in the SEC Filings that are not so described.
Section 4.20 The Shares. The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state securities laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Stock, including the Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented. Neither the stockholders of the Company, nor any other Person have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company, and no Person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares. The Company is not obligated to offer the Shares on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents.
Section 4.21 Dilution. The Company is aware and acknowledges that issuance of shares of the Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.
Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement ceases to be effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market.
Article V. Indemnification
     The Investor and the Company covenant to the other the following with respect to itself:
Section 5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and the Investor’s affiliates, directors, officers, employees and agents and each Person who controls the Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus, or in any Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein.
Section 5.02 Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity to the Investor, but only with reference to written information relating to such Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity.
Section 5.03 Notice of Claim. Promptly after receipt by an indemnified party under this Article V of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article V, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 5.01 or Section 5.02 above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 5.01 or Section 5.02 above. In the case of parties indemnified pursuant to Section 5.01 above, counsel to the indemnified parties shall be selected by the Company, and, in the case of parties indemnified pursuant to Section 5.02 above, counsel to the indemnified parties shall be selected by the Investor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) such settlement, compromise or consent does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 5.04 Contribution. In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.
Section 5.05 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive termination.
Article VI.
Covenants of the Company
Section 6.01 Effective Registration Statement. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. If the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement falls during the Commitment Period, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Investor. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Investor, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References in this Agreement to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
Section 6.02 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.
Section 6.03 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement, the Prospectus or for any additional information relating to the Registration Statement or Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.04 Prospectus Delivery. The Company agrees that on such dates as the Securities Act shall require, the Company will file a Prospectus Supplement or other appropriate form as determined by counsel with the SEC under the applicable paragraph of Rule 424(b) under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Shares sold to the Investor, the net proceeds to the Company and the discount paid by the Investor with respect to such Shares. The Company shall provide the Investor at least 24 hours to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate Prospectus Supplement to the Prospectus and shall promptly furnish or make available to the Investor an electronic copy thereof.
Section 6.05 Listing of Shares. The Company will use commercially reasonable efforts to cause the Shares to be listed on the Principal Market and to qualify the Shares for sale under the securities laws of such jurisdictions as are required by law in the reasonable opinion of Investor’s counsel and that the Investor designates; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
Section 6.06 Consolidation; Merger. If an Advance Notice has been delivered to the Investor and the transaction contemplated in such Advance Notice has not yet been closed in accordance with Section 2.02 hereof, then the Company shall not affect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”).
Section 6.07 Issuance of the Company’s Common Stock. The sale of Shares hereunder shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state securities law.
Section 6.08 Use of Proceeds. The Company shall use the net proceeds from this offering as disclosed in the Prospectus.
Section 6.09 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Financial Industry Regulatory Authority, Inc. Corporate Finance Department.
Section 6.10 Compliance with Laws. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
Section 6.11 Comfort Letters. Provided that the Investor is then a person who would be entitled to a statutory due diligence defense under Section 11 of the Securities Act, at the request of the Investor and within a reasonable period of time after (i) the date hereof, (ii) the date the Registration Statement or the Prospectus shall be amended (other than (1) in connection with the filing of a prospectus supplement that contains solely the information required pursuant to Section 6.04 hereof, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (iii) the date of filing or amending each Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a period in which an Advance was delivered pursuant to this Agreement and which are incorporated by reference in the Registration Statement (each such date, a “Company Periodic Report Date”), the Company will request that its independent accountants furnish to the Investor a letter, dated the date hereof, the Registration Statement Amendment Date or the Company Periodic Report Date, as the case may be, in form and substance reasonably satisfactory to the Investor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company.
Section 6.12 Opinion of Counsel. Prior to the date of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in the form attached hereto as Exhibit C.
Section 6.13 Current Report. Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and a preliminary Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the transaction contemplated hereby required to be disclosed therein (collectively, the “Initial Disclosure”) and shall provide the Investor with 24 hours to review the Initial Disclosure prior to its filing.
Section 6.14 Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 2nd Trading Day immediately following the corresponding Advance Settlement Date.
Section 6.15 Insider Trading. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any period in which the Company is in possession of material non-public information.
Article VII.
Conditions for Advance and Conditions to Closing
     The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date and Advance Settlement Date (a “Condition Satisfaction Date”), of each of the following conditions:
Section 7.01 Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects.
Section 7.02 Registration of the Common Stock with the SEC. The Registration Statement shall be effective and the Company shall not be aware of any of the events set forth in Section 6.03 hereof. The Initial Disclosure shall have been filed with the SEC, all Prospectus Supplements shall have been filed with the SEC, as required pursuant to Section 6.04 in connection with all prior Advances and an electronic copy of such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.
Section 7.03 Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.
Section 7.04 No Material Notices. None of the following events shall have occurred and be continuing: (i) any request for additional information from the SEC or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or Prospectus, has not been adequately addressed by the Company; (ii) any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose has been issued by the SEC or any other federal or state governmental authority; (iii) the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) any event has occurred that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference, considered together, untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 7.05 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.
Section 7.06 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.
Section 7.07 No Suspension of Trading in or Delisting of Common Stock. The Common Stock shall be trading on the Principal Market and all of the Shares issuable pursuant to such Advance Notice shall have been approved for listing on the Principal Market and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future. The issuance of Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements, if any, of the Principal Market. The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (unless the concerns of the Principal Market have been addressed and the Investor is reasonably satisfied that the Principal Market is no longer considering or no longer intends to take such action).
Section 7.08 Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice.
Section 7.09 Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.
Section 7.10 Executed Advance Notice. The Investor shall have received the Advance Notice in compliance with the Advance parameters set forth in Section 2.01 executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of the Condition Satisfaction Date relating to such Advance Notice.
Article VIII.
Non-Disclosure of Non-Public Information
     Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, provided, however, that notwithstanding anything herein to the contrary, during any period from and including the delivery of an Advance Notice through and including the occurrence of the related Advance Settlement Date, the Company will promptly notify the Investor or its advisors or representatives of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such Persons), which, if not disclosed in the Prospectus would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.
          The Investor agrees that, upon becoming aware of any material, non-public information regarding the Company that is not set forth in any SEC Filing, it will cease trading in any securities of the Company until such information is disclosed to the public.
          The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Prospectus, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
Article IX.
Choice of Law/Jurisdiction
          This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.
Article X. Assignment; Termination
Section 10.01 Assignment. Neither this Agreement nor any rights or obligations of either party hereunder may be assigned to any other Person without the prior written consent of all parties hereto.
Section 10.02 Termination.
(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the date that is 24 months from the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)	The Company may terminate this Agreement at any time upon prior written notice to the Investor; provided that upon such termination (i) there are no Advances outstanding, and

(ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any shares of Common Stock issued hereunder, the Company shall not for 20 Trading Days from the date of such termination, voluntarily delist the Common Stock from the Principal Market.

(c)	The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Settlement Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within 30 days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC, provided further, however, that this termination provision shall not apply to any period commencing upon the filing of a successor shelf registration statement to such Registration Statement and ending upon the date on which such successor shelf registration statement is declared effective by the SEC.

(d)	Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.
Article XI. Notices
          Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with Section 2.01(b) hereof and Settlement Documents which shall be delivered in accordance with Section 2.02(a) hereof, shall be:

If to the Company, to:	BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
Attention: Mike Johnson
Telephone: (251) 431-7813
Facsimile: (251) 431-7851

With a copy to:	Hand Arendall LLC
11 North Water Street
Suite 30200
Mobile, Alabama 36602
Attention: Brooks P. Milling
Telephone: (251) 694-6275
Facsimile: (251) 694-6375

If to the Investor(s):	YA Global Master SPV Ltd.
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a Copy to:	David Gonzalez, Esq.
Yorkville Advisors, LLC
101 Hudson Street — Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
Each party shall provide 5 days’ prior written notice to the other party of any change in address or facsimile number.
Article XII. Miscellaneous
Section 12.01 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.
Section 12.02 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.03 Brokerage. Other than the Placement Agent, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
Section 12.04 Amendment. This Agreement may be modified or amended only by a writing executed by all parties hereto. The parties will cooperate and use their commercially reasonable best efforts to amend this Agreement, and to otherwise provide assurances, to respond to any requests of the Company’s regulators.
Section 12.05 Regulatory Matters. The Investor confirms that the it does not have and will not exercise, directly or indirectly, with or in concert with any other person or group, “control” over the Company for purposes of the BHC Act and the CIBC Act.
Section 12.06 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay a structuring fee of $50,000 to Yorkville Advisors, LLC, of which $10,000 has been paid and the remaining $40,000 shall be paid on the date hereof. In addition, on the first Advance Settlement Date, the Company shall pay a fee of $100,000 to the Company Financial Advisor.
Section 12.07 Integration. This Agreement, along with any exhibits or amendments hereto, encompasses the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous understandings and agreements between the parties, whether oral or written, with respect to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
BancTrust Financial Group, Inc.

By:	/s/ W. Bibb Lamar, Jr.
Name: W. Bibb Lamar, Jr.
Title: Chief Executive Officer

INVESTOR:
YA Global Master SPV Ltd.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ Gerald Eicke
Name: Gerald Eicke
Title: Managing Member

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